UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2014

Commission File No. 0-19341

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
(918) 588-6000

N/A
________________________________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07    Submission of Matters to a Vote of Security Holders

(a)	On April 29, 2014, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Gregory S. Allen	62,432,966	19,696	—	4,678,366
Alan S. Armstrong	58,867,121	3,585,541	—	4,678,366
C. Fred Ball Jr.	58,919,721	3,532,941	—	4,678,366
Sharon J. Bell	62,412,572	40,090	—	4,678,366
Peter C. Boylan, III	62,282,992	169,670	—	4,678,366
Steven G. Bradshaw	58,920,600	3,532,062	—	4,678,366
Chester E. Cadieux, III	62,303,264	149,398	—	4,678,366
Joseph W. Craft, III	62,257,497	195,165	—	4,678,366
Daniel H. Ellinor	58,918,058	3,534,604	—	4,678,366
John W. Gibson	62,406,391	46,271	—	4,678,366
David F. Griffin	62,325,106	127,556	—	4,678,366
V. Burns Hargis	62,408,842	43,820	—	4,678,366
Douglas D. Hawthorne	62,432,431	20,231	—	4,678,366
E. Carey Joullian, IV	62,402,425	50,237	—	4,678,366
George B. Kaiser	58,205,502	4,247,160	—	4,678,366
Robert J. LaFortune	62,418,941	33,721	—	4,678,366
Stanley A. Lybarger	58,969,569	3,483,093	—	4,678,366
Steven J. Malcolm	62,419,536	33,126	—	4,678,366
E.C. Richards	62,433,141	19,521	—	4,678,366
John Richels	59,006,845	3,445,817	—	4,678,366
Michael C. Turpen	62,401,804	50,858	—	4,678,366
R. A. Walker	62,063,581	389,081	—	4,678,366

2. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2014	67,048,922	74,874	7,232	4,678,366

3. Advisory vote to approve the compensation of named executive officers	61,787,119	110,463	555,080	4,678,366

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

/s/ Steven E. Nell
Steven E. Nell
Executive Vice President and
Chief Financial Officer
Date: May 1, 2014